UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2015

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-0618660 (I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046

(Address of principal executive offices) (Zip code)

(281) 406-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, the Board of Directors of Parker Drilling Company (the “Company”) elected Zaki Selim as a Class I member of the Company’s Board of Directors (the “Board”), with a term expiring at the annual meeting of stockholders to be held in 2015. In addition, the Board appointed Mr. Selim as a member of the Audit Committee of the Board. There is no arrangement or understanding between Mr. Selim and any other persons pursuant to which he was elected as a director.

Mr. Selim, age 58, serves as a senior advisor with First Reserve, a private equity investment firm focused on global energy and infrastructure investments, a position he has held since 2013. Also in 2013 Mr. Selim was elected the non-executive Chairman of the board of directors of Glasspoint, Inc., a manufacturer of solar steam generators for use in the oil and gas industry. In 2012 Mr. Selim joined the board of directors of Total Safety U.S., Inc., a privately-held industrial safety service provider. From 2010 to 2012 Mr. Selim served as Chief Executive Officer of PetroPro, an energy consulting business based in Dubai, United Arab Emirates. From 1983 until 2010 Mr. Selim held progressive management positions within Schlumberger Limited, retiring as the Area President for Oilfield Services - Middle East/Asia. Mr. Selim holds a Bachelor of Science - Mechanical Engineering degree from Cairo University, Egypt.

As a former senior executive with a leading oilfield service provider, the Board believes Mr. Selim brings significant operational and business experience to the Company. The Board also believes that Mr. Selim’s years of experience working in the Middle East brings significant expertise in a region where the Company’s operations are expanding.

Upon his appointment, Mr. Selim was granted 9,836 restricted stock units pursuant to the Company’s 2010 Long Term Incentive Plan as Amended and Restated, all of which will vest on the one-year anniversary date of the award. Mr. Selim will be entitled to the same annual compensation as the registrant’s other non-employee directors who also serve on the Audit Committee. See the information under “Director Compensation” on page 19 of the registrant’s proxy statement dated March 21, 2014, for additional information.

A copy of the Company’s press release announcing the appointment of Mr. Selim to the Board of Directors is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibit is furnished herewith:

99	Press release dated March 11, 2015, issued by the Registrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date: March 11, 2015	By:	/s/ Christopher T. Weber
Christopher T. Weber
Senior Vice President and Chief Financial Officer